================================================================================



                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN


                               SFC MERGER COMPANY

                                      AND

                         SEAMAN FURNITURE COMPANY, INC.


                      -----------------------------------

                          DATED AS OF AUGUST 13, 1997

                      -----------------------------------



================================================================================

                                 TABLE OF CONTENTS

                                                                               Page
                                                                              ----
 1. The Merger..............................................................     1
    1.1  The Merger.........................................................     1
    1.2  The Closing........................................................     1
    1.3  Effective Time.....................................................     2
    1.4  Company Actions..                                                       2

 2. Certificate of Incorporation, By-laws, Directors
    and Officers of the Surviving Corporation...............................     2
    2.1  Certificate of Incorporation and By-laws of Surviving Corporation..     2
    2.2  Directors and Officers of Surviving Corporation....................     3

 3. Conversion of Securities................................................     3
    3.1  Conversion of Securities...........................................     3
    3.2  Dissenting Stockholders............................................     5
    3.3  Payment for and Surrender of Company Common Shares.................     6
    3.4  Stock Transfer Books...............................................     7

 4.  Representations and Warranties of the Company..........................     7
     4.1  Existence; Good Standing; Corporate Authority.....................     7
     4.2  Authorization, Validity and Effect of Agreement...................     8
     4.3  Capitalization....................................................     8
     4.4  Subsidiaries......................................................     8
     4.5  No Conflict; Required Filings and Consents........................     9
     4.6  No Brokers........................................................     9
     4.7  State Takeover Statutes...........................................    10
     4.8  Opinion of Financial Advisor......................................    10

 5.  Representations and Warranties of Newco................................    10
     5.1  Existence; Good Standing; Corporate Authority.....................    10
     5.2  Authorization, Validity and Effect of Agreement...................    10
     5.3  Subsidiaries......................................................    10
     5.4  No Conflict; Required Filings and Consents........................    10
     5.5  No Brokers........................................................    11
     5.6  Newco.............................................................    11

 6.  Covenants..............................................................    12
     6.1  Alternative Proposals.............................................    12
     6.2  Conduct of Business by the Company................................    12
     6.3  Conduct of Business by Newco......................................    14
     6.4  Meeting of Stockholders...........................................    15
     6.5  Filings, Other Action.............................................    15
     6.6  Access to Information; Confidentiality............................    15
     6.7  Publicity.........................................................    16
     6.8  Further Action....................................................    16
     6.9  Expenses...........................................................   16

                                                                             Page
                                                                             ----
   6.10  Insurance; Indemnity...............................................   16
   6.11  Employee Benefits..................................................   17
   6.12  Conveyance Taxes...................................................   18

7. Conditions...............................................................   18
   7.1   Conditions to Each Party's Obligation To Effect the Merger.........   18
   7.2   Conditions to Obligation of Company To Effect the Merger...........   19
   7.3   Conditions to Obligation of Newco To Effect the Merger.............   19

8. Termination..............................................................   20
   8.1   Termination........................................................   20
   8.2   Effect of Termination..............................................   21
   8.3   Extension; Waiver..................................................   21
   8.4   Payment of Fees and Expenses.......................................   22

9. General Provisions.......................................................   22
   9.1   Nonsurvival of Representations, Warranties and Agreements..........   22
   9.2   Notices............................................................   22
   9.3   Assignment; Binding Effect.........................................   23
   9.4   Entire Agreement...................................................   23
   9.5   Amendment..........................................................   23
   9.6   Governing Law......................................................   23
   9.7   Counterparts.......................................................   23
   9.8   Headings...........................................................   23
   9.9   Interpretation.....................................................   23
   9.10  Waivers............................................................   24
   9.11  Incorporation of Schedules.........................................   24
   9.12  Severability.......................................................   24
   9.13  Enforcement of Agreement...........................................   24


                                      ii

                               LIST OF SCHEDULES

     Schedule 3.1(f)       -    Options
     Schedule 3.1(f)(ii)   -    Members of Middle Management
     Schedule 4.4          -    Company Subsidiaries


                                LIST OF EXHIBITS

     Exhibit A - Form of Amended and Restated Certificate of Incorporation Exhibit B - Form of Amended and Restated By-Laws

                             INDEX OF DEFINED TERMS
                             ----------------------

                                                                         Page
                                                                         ----

Action...................................................................  16
Agreement................................................................   1
Blue Sky Laws............................................................   9
Cap......................................................................  17
Cash Payment.............................................................   4
Certificate of Merger....................................................   2
Certificates.............................................................   6
Closing..................................................................   1
Closing Date.............................................................   2
Code.....................................................................   9
Company..................................................................   1
Company Common Share.....................................................   3
Company Equity Rights....................................................   8
Company Material Adverse Effect..........................................   9
Company Preferred Shares.................................................   8
Company Stock Plans......................................................   8
Consideration............................................................   3
DGCL.....................................................................   1
Dissenting Stockholders..................................................   5
Effective Time...........................................................   2
Exchange Act.............................................................   2
Governmental Entity......................................................   9
Heller...................................................................  14
Household................................................................  14
In-the-Money.............................................................   4
Indemnification Agreements...............................................  16
Indemnified Party........................................................  16
Merger...................................................................   1
Mid-Management...........................................................   4
Newco....................................................................   1
Newco Material Adverse Effect............................................  11
Option...................................................................   4
Paying Agent.............................................................   6
Payment Fund.............................................................   6
Proxy Statement..........................................................   2
SEC......................................................................   2
Securities Act...........................................................   9
Senior Management Ownership..............................................   4
Stockholders' Meeting....................................................  15
Subsidiary...............................................................   7
Surviving Common Shares..................................................   4
Surviving Corporation....................................................   1

                          AGREEMENT AND PLAN OF MERGER

    Agreement and Plan of Merger (this "Agreement"), dated as of August 13, 1997, by and between SFC MERGER COMPANY, a Delaware corporation ("Newco"), and SEAMAN FURNITURE COMPANY, INC., a Delaware corporation (the "Company").


                                    RECITALS

    A. M.D. Sass Associates, Inc., T. Rowe Price Recovery Fund, L.P. and Carl Marks Management Co., majority stockholders of the Company, and Alan Rosenberg, Steven Halper and Peter McGeough, members of executive management of the Company (collectively, each being a member of the "Buyout Group"), have formed Newco.

    B. Each of the Boards of Directors of the Company and Newco (in the case of the Company, based upon the recommendation of a special committee of its independent directors) has determined that a business combination between the Company and Newco is in the best interests of its respective companies and stockholders, whereby Newco will merge with and into the Company (the "Merger"), with the Company being the surviving corporation, all upon the terms and subject to the conditions of this Agreement.

    C. Each of the Company and Newco desires to provide for the consummation of the Merger and certain other transactions relating thereto, on the terms and subject to the conditions set forth herein.


                                 1.  THE MERGER

    1.1   The Merger.  (a)  On the terms and subject to the conditions of this
          ----------
Agreement, at the Effective Time (as defined below), Newco will be merged with and into the Company in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL"), and the separate corporate existence of Newco will thereupon cease. The Company will be the surviving corporation in the Merger (as such, the "Surviving Corporation") under the corporate name it possesses immediately prior to the Effective Time.

    (b) At the Effective Time, the corporate existence of the Company with all its rights, privileges, powers and franchises will continue unaffected and unimpaired by the Merger. The Merger will have the effects specified in the relevant provisions of the DGCL.

    1.2   The Closing.  (a) Unless this Agreement shall have been terminated
          -----------
pursuant to the provisions of Article 8, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York, at 10:00 a.m., local time, within two business days following the date on which the last of the conditions (excluding conditions that by their terms cannot be satisfied until the Closing Date (as defined below)) set forth in Article 7 is satisfied or waived in accordance herewith, or at such other place, time or date as the parties may agree, but in any case will occur on the last day of a calendar month. The date on which the Closing occurs is hereinafter referred to as the "Closing Date".

    (b) Notwithstanding any approval of this Agreement by the stockholders of the Company and Newco, no agreement between the parties hereto to change the place, time or date of the Closing will require the approval of the stockholders of the Company.

    1.3   Effective Time.  On the Closing Date, Newco and the Company will cause
          --------------
a certificate of merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, to be filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. Upon completion of such filing, the Merger will become effective in accordance with the DGCL. The time and date on which the Merger becomes effective is herein referred to as the "Effective Time."

    1.4   Company Actions.  The Company hereby consents to the Merger and
          ---------------
represents that (a) its Board of Directors (at a meeting duly called and held), based upon the recommendation of a special committee of independent directors, has (i) determined by the unanimous vote of the directors (with all Buyout Group-affiliated directors abstaining upon advice of Buyout Group's counsel) that the Merger is fair to, and in the best interests of, the holders of Company Common Shares (as defined below), (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, and (iii) determined to recommend approval and adoption of this Agreement to the stockholders of the Company and (b) Wasserstein Perella & Co., Inc. ("WP") has delivered to the special committee of the Board of Directors of the Company its opinion that the consideration to be received by the holders of Company Common Shares pursuant to the Merger is fair to the holders of Company Common Shares (other than Newco and members of the Buyout Group) from a financial point of view, subject to the assumptions and qualifications contained in such opinion. The Company shall file with the Securities and Exchange Commission (the "SEC"), a preliminary and final definitive proxy statement (including certain information described in Schedule 13E-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and required to be set forth in such proxy statements (such preliminary and final definitive proxy statement, collectively, the "Proxy Statement") pursuant to Rule 13e-3(e)(1) under the Exchange Act). The Company agrees to provide Newco and its counsel with any comments the Company or its counsel may receive from the SEC with respect to such Proxy Statement promptly after the receipt of such comments and shall provide Newco and its counsel an opportunity to participate, including by way of discussions with the SEC, in the response of the Company to such comments.

              2.  CERTIFICATE OF INCORPORATION, BY-LAWS, DIRECTORS
                   AND OFFICERS OF THE SURVIVING CORPORATION

    2.1   Certificate of Incorporation and By-laws of Surviving Corporation.
          -----------------------------------------------------------------
(a) The certificate of incorporation of the Surviving Corporation to be in effect from and after the Effective Time until amended in accordance with its terms and the DGCL will be the certificate of incorporation of the Company immediately prior to the Effective Time, as amended and restated in the form of Exhibit A.
---------

    (b) The by-laws of the Surviving Corporation to be in effect from and after the Effective Time until amended in accordance with their terms and the DGCL will be the by-laws of the Company immediately prior to the Effective Time, as amended and restated in the form of Exhibit B.
                                    ---------

    2.2   Directors and Officers of Surviving Corporation.  (a)  The members of
          -----------------------------------------------
the initial Board of Directors of the Surviving Corporation will be the members of the Board of Directors of the Company immediately prior to the Effective Time, each of whom will serve on the Board of Directors of the Surviving Corporation in accordance with the certificate of incorporation and by-laws of the Surviving Corporation until his/her successor has been duly elected or appointed and qualified or until his/her earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation.

    (b) The officers of the Surviving Corporation as of the Effective Time will be the officers of the Company immediately prior to the Effective Time. Each such person will continue in such office of the Surviving Corporation until his/her successor has been duly elected or appointed and qualified or until his/her earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation.

                          3.  CONVERSION OF SECURITIES

    3.1   Conversion of Securities.  (a)  At the Effective Time, each share of
          ------------------------
Common Stock, par value $0.01 per share, of the Company (each a "Company Common Share" and collectively, the "Company Common Shares") issued and outstanding immediately prior to the Effective Time, other than as described in Sections 3.1(c) and 3.2 hereof, will, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive $25.05 per share in cash (the "Consideration").

    (b) At the Effective Time, all Company Common Shares to be converted into the Consideration pursuant to this Section 3.1 will, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be cancelled and retired and cease to exist, and each holder of a certificate previously representing any such Company Common Shares will thereafter cease to have any rights with respect to such Company Common Shares, except the right to receive for each of the Company Common Shares, upon the surrender of such certificate in accordance with Section 3.3, the Consideration, without any interest thereon.

    (c) At the Effective Time, each Company Common Share issued and outstanding and owned by the Company as treasury stock or owned by any of Newco or any of the Company's Subsidiaries immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be cancelled and retired without payment of any Consideration therefor and cease to exist.

    (d) At the Effective Time, each share of Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.01 per share, or any fraction of a share of such class of common stock, of Newco issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of Newco or the holder thereof, be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation, or any fraction thereof ("Surviving Common Shares").

    (e) All notes and other debt instruments of the Company which are outstanding at the Effective Time shall continue to be outstanding subsequent to the Effective Time as debt instruments of the Surviving Corporation, subject to their respective terms and provisions.

    (f) Subject to the satisfaction of the obligations of the Company with respect thereto in Section 7.3(f), at the Effective Time, each outstanding option, whether exercisable or unexercisable, to purchase Company Common Shares (each, an "Option") described in Schedule 3.1(f) shall be treated as follows:
                                 ---------------

          (i) Each unexpired Option to purchase Company Common Shares that is outstanding and exercisable at the Effective Time and has an exercise price of $25.05 or less ("In-the-Money"), other than those held by Messrs. Halper, McGeough and Rosenberg, will no longer be exercisable for the purchase of Company Common Shares but shall entitle each holder thereof, in cancellation and in settlement therefor, to payment in cash (subject to applicable withholding payments, the "Cash Payment") at the Effective Time equal to the product of (x) the total number of Company Common Shares subject to such Option which is vested and (y) the excess of the Consideration over the exercise price per Company Common Share subject to such Option.

          (ii) Each unexpired Option to purchase Company Common Shares that is outstanding and In-the-Money but not exercisable at the Effective Time, held by members of middle management set forth on Schedule 3.1(f)(ii) ("Mid-
                                          -------------------
Management"), will no longer be exercisable for the purchase of Company Common Shares but shall entitle each holder thereof, in cancellation and in settlement therefor, to the Cash Payment at the Effective Time equal to the product of (x) the total number of Company Common Shares subject to such Option and (y) the excess of the Consideration over the exercise price per Company Common Share subject to such Option.

          (iii) Each unexpired Option to purchase Company Common Shares that is outstanding and In-the-Money but not exercisable at the Effective Time, other than those held by Messrs. Halper, McGeough and Rosenberg and by members of Mid-Management, will no longer be exercisable for the purchase of Company Common Shares but shall entitle the holder thereof, in cancellation and settlement therefor, to the issuance of immediately exercisable options to acquire, on substantially the same terms and conditions as were applicable under such Option immediately prior to the Effective Time, options to purchase a number of the Surviving Common Shares equal to the product of (x) the total number of Company Common Shares subject to such Option and (y) the excess of the Consideration over the exercise price per Company Common Share subject to such Option; which product, divided by the total equity required by Newco to consummate the Merger and expressed as a percentage, will equal a percentage of the equity ownership in the Surviving Corporation (the "Senior Management Ownership"). Options in the Surviving Corporation with an exercise price per Surviving Common Share of $1.00 will be issued in an amount such that the number of Surviving Common Shares issuable upon exercise of such options will equal the product of (A) the total number of issued shares in the Surviving Corporation immediately after the Effective Time and (B) the Senior Management Ownership.

          (iv) Each unexpired Option to purchase Company Common Shares that is outstanding and In-the-Money, whether or not exercisable at the Effective Time, held by Messrs. Halper, McGeough and Rosenberg, will no longer be exercisable for the purchase of Company Common Shares but shall entitle each of Messrs. Halper, McGeough and Rosenberg, in cancellation and in settlement thereof at the Effective Time, to the In-the-Money Value (as defined below) of such Options through (A) the issuance of an immediately exercisable option (the "New Option"), with an exercise price per Surviving Common Share of $1.00, to acquire a number of the Surviving Common Shares representing approximately 15.9% of the total equity of the Surviving Corporation (on a fully diluted basis including the issuance of the New Options) as of the Effective Time (taking into account the payment of the distribution occurring promptly after the Effective Time) and (B) the Cash Payment for the remainder of the In-the-Money Value. The In-the-Money Value will be calculated by taking the product of (x) the total number of Company Common Shares subject to such Option and (y) the excess of the Consideration over the exercise price per Company Common Shares subject to such Option.

          (v) Each unexpired Option to purchase Company Common Shares that is outstanding and not In-the-Money, whether or not then exercisable, will no longer be exercisable for the purchase of Company Common Shares but shall entitle the holder thereof, in cancellation and settlement therefor, to the issuance of an option to acquire, on substantially the same terms and conditions, including vesting schedule, as were applicable under such Option immediately prior to the Effective Time, a number of the Surviving Common Shares, including any fractional shares issuable in consideration thereof, equal to the same fully-diluted percentage ownership of the Surviving Corporation that was represented by such Option for Company Common Shares immediately prior to the Effective Time, at a price per share equal to (x) the per-share exercise price divided by the Consideration multiplied by (y) the per-share value of a share of Surviving Common Stock immediately after the Effective Time.

          (vi) Each Cash Payment to be paid to each holder of an outstanding Option pursuant to this Section will be paid at the Effective Time. The Surviving Corporation will not issue any fractional Surviving Common Shares upon the exercise of any Option and any right in respect thereof will, without further action, be forfeited.

          (vii) After the Effective Time, Newco will issue to each holder of an Option to be issued pursuant to the terms of this Section 3.1 a document evidencing the foregoing agreement.

    3.2   Dissenting Stockholders. Notwithstanding any other provisions of this
          -----------------------
Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Stockholders") shall not be converted into or represent the right to receive the Consideration. Such Dissenting Stockholders instead shall be entitled to receive payment of the appraised value of such Company Common Shares held by them in accordance with the provisions of such Section 262, except that shares of Company Common Stock that are held by a Dissenting Stockholder who shall have failed to perfect or who effectively shall have withdrawn or lost his or her rights to appraisal of such shares of Company Common Shares under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Consideration upon surrender in the manner provided in
Section 3.3, of the Certificate or Certificates that, immediately prior to the Effective Time, evidenced such Company Common Shares. The Company shall give Newco (A) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company, and (B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Newco, settle or offer to settle any demand.

    3.3   Payment for and Surrender of Company Common Shares.  (a)  At the
          --------------------------------------------------
Effective Time, Newco or the Surviving Corporation, as the case may be, will deposit with such bank or trust company designated by Newco and reasonably acceptable to the Company (the "Paying Agent"), for the benefit of the holders of Company Common Shares and holders of Options, cash equal to the total aggregate Consideration referred to in Section 3.1 (being hereinafter referred to as the "Payment Fund"). The Paying Agent will, pursuant to irrevocable instructions, deliver the Consideration contemplated by Section 3.1 out of the Payment Fund, and, except as provided in this Section 3.3, the Payment Fund will not be used for any other purpose.

    (b) Promptly after the Effective Time, the Paying Agent will mail to each holder of record (other than holders of certificates for Company Common Shares referred to in Section 3.1) of a certificate or certificates which immediately prior to the Effective Time represented outstanding Company Common Shares (the "Certificates") (i) a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent) and
(ii) instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender of Certificates for cancellation to the Paying Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates will be entitled to receive for each of the Company Common Shares represented by such Certificates the Consideration, and the Certificates so surrendered will promptly be cancelled. Until so surrendered, Certificates will represent solely the right to receive the Consideration. No dividends or other distributions that are payable, if any, after the Effective Time to holders of record of Certificates will be paid to persons entitled by reason of the Merger to receive the Consideration until such persons surrender their Certificates. Upon such surrender, there will be paid to the registered holders of Certificates surrendered such dividends or other distributions, if any, on the appropriate payment date. In no event will the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any Consideration is to be paid to a person whose name is a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of such exchange that the Certificate so surrendered be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Paying Agent any transfer or other taxes required by reason of the payment of such Consideration in a name other than that of the registered holder of the Certificate surrendered, or establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Consideration deliverable in respect thereof as determined in accordance with this Agreement, provided that the person to whom the Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving

Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

    (c) Any portion of the Payment Fund or the cash made available to the Paying Agent pursuant to Section 3.3(a) which remains unclaimed by the former stockholders of the Company for 180 days after the Effective Time will be delivered to the Surviving Corporation and any former stockholders of the Company will thereafter look only to the Surviving Corporation for payment of their claim for the Consideration for the Company Common Shares.

    (d) Neither Newco, the Surviving Corporation nor the Paying Agent shall be liable to any holder of Company Common Shares for such shares (or dividends or distributions with respect thereto) or cash from the Payment Fund (or from the Surviving Corporation after the Payment Fund has terminated) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. At such time as any amounts remaining unclaimed by holders of any such shares would otherwise escheat to or become property of any Governmental Entity (as defined below), such amounts shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

    (e) The Paying Agent shall invest any cash included in the Payment Fund, as directed by the Surviving Corporation, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

    3.4   Stock Transfer Books.  At the Effective Time, the stock transfer books
          --------------------
of the Company will be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter or on the records of the Company.

               4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Newco as follows:

    4.1   Existence; Good Standing; Corporate Authority.  The Company is a
          ---------------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of Delaware. The Company has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions.

    4.2   Authorization, Validity and Effect of Agreement.  The Company has the
          -----------------------------------------------
requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby to be executed and delivered by it, and, subject to receipt of necessary stockholder approval, to consummate the transactions contemplated hereby and thereby. Subject only to the approval of this Agreement, the Merger and the transactions contemplated hereby by the holders of a majority of the outstanding Company Common Shares, this Agreement, the Merger and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement has been duly and validly executed by the Company and constitutes, and all agreements and documents contemplated hereby to be executed and delivered by the Company (when executed and delivered pursuant hereto) will constitute, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and (ii) the availability of injunctive relief and other equitable remedies.

    4.3   Capitalization.  The authorized capital stock of the Company consists
          --------------
of 15,000,000 Company Common Shares and 1,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Shares"). As of July 1, 1997, (a) 4,536,839 Company Common Shares were issued and outstanding and 467,736 shares were held in the Company's treasury, (b) no Company Preferred Shares were outstanding or held in the Company's treasury, (c) no Company Common Shares or Company Preferred Shares were held by Subsidiaries of the Company, (d) 1,500,000 Company Common Shares were reserved for future issuance pursuant to outstanding stock options granted under the Company's Amended and Restated 1992 Stock Option Plan (the "Company Stock Plan") and 1,017,095 shares were reserved for future grants under such plans, and (e) Schedule 3.1(f) is a true and complete list of
                                 ---------------
persons who have received options granted pursuant to Company Stock Plan, the amounts of such grants and the grant prices thereof. Except as set forth in this Section 4.3, there are no outstanding options, warrants, calls, subscriptions, bonds, debentures, notes or other obligations the holders of which have the right to vote or which are convertible into or exercisable for securities having the right to vote with the stockholders of the Company on any matter. Since such date, (i) no additional shares of capital stock of the Company have been issued, except pursuant to the Company Stock Plan or pursuant to the exercise of options thereunder and (ii) no options, warrants or other rights to subscribe for, securities or rights convertible into or exchangeable for, or contracts, commitments or arrangements by which the Company is or may be required to issue or sell additional shares of the Company's capital stock (collectively, "Company Equity Rights") have been granted.

    4.4   Subsidiaries.  Schedule 4.4 sets forth a complete and accurate list of
          ------------   ------------
the Subsidiaries of the Company and indicates for each such Subsidiary the jurisdiction of incorporation or organization. The Company owns, directly or indirectly, each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Subsidiary) of each of the Company's Subsidiaries (except for directors' qualifying shares).

    4.5   No Conflict; Required Filings and Consents.  (a)  The execution and
          ------------------------------------------
delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or by-laws or equivalent organizational documents of the Company or any of its Subsidiaries, or (ii) subject to making the filings and obtaining the approvals identified in Section 4.5(b), conflict with or violate any law, rule, regulation, order, judgment or decree (whether

United States or foreign) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in the case of clause (ii), for any such conflicts or violations which would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations or financial condition of the Company and its Subsidiaries taken as a whole (a "Company Material Adverse Effect").

    (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a "Governmental Entity") by either the Company or any of its Subsidiaries, except (i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), and state securities or "blue sky" laws ("Blue Sky Laws"), (B) the filing of the Certificate of Merger pursuant to the DGCL,
(C) filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval, triggered by the Merger or the other transactions contemplated by this Agreement, and (D) applicable requirements, if any, of the Internal Revenue Code of 1986, as amended (the "Code"), and state, local and foreign tax laws, and
(ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent the Company from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Company Material Adverse Effect.

    (c) The affirmative vote of the holders of a majority of the outstanding Company Common Shares is the only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the transactions contemplated hereby on behalf of the Company.

    4.6   No Brokers.  The Company has not entered into any contract,
          ----------
arrangement or understanding with any person or firm which may result in the obligation of the Company or Newco to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained WP as its financial advisors, the arrangements with which have been disclosed in writing to Newco prior to the date hereof. Other than the foregoing arrangements, none of the executive officers of the Company is aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

    4.7   State Takeover Statutes.  The provisions of Section 203 of the DGCL
          -----------------------
are inapplicable to the Merger, this Agreement and the transactions contemplated hereby.

    4.8   Opinion of Financial Advisor.  The Company has received the opinion of
          ----------------------------
WP to the effect that, as of the date hereof, the consideration to be received by the holders of Company

Common Shares in the Merger is fair to such holders (other than Newco and the Buyout Group) from a financial point of view and a complete and correct signed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Newco.

                  5.  REPRESENTATIONS AND WARRANTIES OF NEWCO

    Newco represents and warrants to the Company as of the date of this Agreement as follows:

    5.1   Existence; Good Standing; Corporate Authority.  Newco is a corporation
          ---------------------------------------------
duly incorporated, validly existing and in good standing under the laws of Delaware. The copies of the certificate of incorporation and by-laws of Newco previously made available to the Company are true and correct.

    5.2   Authorization, Validity and Effect of Agreement.  Newco has the
          -----------------------------------------------
requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby to be executed and delivered by it and to consummate the transactions contemplated hereby and thereby. This Agreement, the Merger and the consummation by Newco of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Newco and by the stockholders of Newco, and no other corporate action on the part of Newco is necessary to authorize this Agreement or the Merger or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by Newco and constitutes, and all agreements and documents contemplated hereby to be executed and delivered by Newco (when executed and delivered pursuant hereto) will constitute, the valid and binding obligations of Newco enforceable against it in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and (ii) the availability of injunctive relief and other equitable remedies.

    5.3   Subsidiaries.  Newco does not own any Subsidiaries.
          ------------

    5.4   No Conflict; Required Filings and Consents.  (a)  The execution and
          ------------------------------------------
delivery of this Agreement by Newco do not, and the consummation by Newco of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or by-laws of Newco, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree (whether United States or foreign) applicable to Newco or by which any property or asset of Newco is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Newco pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Newco is a party or by which Newco or any property or asset of Newco is bound or affected, except in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent Newco from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations or financial condition of Newco (a "Newco Material Adverse Effect").

    (b) The execution and delivery of this Agreement by Newco do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by it will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
(i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act and Blue Sky Laws, and required approvals and consents of other Governmental Entities (whether domestic or foreign) and the rules and regulations thereunder,
(B) the filing of a certificate of merger pursuant to the DGCL, (C) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, and
(D) applicable requirements, if any, of the Code and state, local and foreign tax laws, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent Newco from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Newco Material Adverse Effect.

    5.5   No Brokers.  Newco has not entered into any contract, arrangement or
          ----------
understanding with any person or firm which may result in the obligation of the Company or Newco to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Newco has retained Wheat, First Securities, Inc. as its financial advisers. Other than the foregoing arrangements, none of the executive officers of the Company is aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

    5.6   Newco.  Newco was formed solely for the purpose of engaging in the
          -----
transactions contemplated hereby. Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby, Newco has not incurred any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity.

                                 6.  COVENANTS

    6.1   Alternative Proposals.  Upon execution of this Agreement, the Company
          ---------------------
will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore. Prior to the Effective Time, the Company agrees (a) that neither it nor any of its Subsidiaries will, nor will it or any of its Subsidiaries permit their respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, initiate, solicit or encourage, directly or indirectly, any Alternative Proposal (as defined below) or, except as set forth below, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal. An "Alternative Proposal" means, other than the transactions contemplated hereby, the receipt by the Company of any inquiries or the making or implementation of any proposal or offer (including without limitation any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving any purchase of all or any significant portion of the assets of the Company or any of its Subsidiaries. Notwithstanding the foregoing, in the event the Company receives an unsolicited written proposal or written offer with respect to an Alternative Proposal, the Board of Directors of the Company shall be entitled, solely to the extent it has been advised (i) by its outside counsel that a failure to do so would violate its fiduciary obligations under applicable law and (ii) by its financial advisor that the Alternative Proposal is financially superior to the Merger and the transactions contemplated thereby, to review and participate in negotiations concerning such proposal and furnish relevant information concerning the Company to the offeror; provided that (A) the Company shall have furnished, or concurrently with the provision of such information to such offeror shall furnish, Newco with all such information provided to such offeror and (B) the offeror executes a confidentiality agreement with the Company. The Company shall notify Newco promptly of any such unsolicited Alternative Proposal, or any inquiry or contact with any person with respect thereto. In addition, in the event (i) the Company enters into negotiations with respect to an unsolicited Alternative Proposal or (ii) the Company's Board of Directors shall withdraw its approval of this Agreement and the transactions contemplated hereby or its recommendation to the stockholders of the Company to approve the same, then the Company shall immediately deliver an additional notice of such events to Newco. Nothing in this Section 6.1 will
(x) permit the Company to terminate this Agreement, (y) permit the Company to enter into any agreement with respect to an Alternative Proposal for as long as this Agreement remains in effect (it being agreed that for as long as this Agreement remains in effect, the Company will not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Proposal except as otherwise permitted herein), or (z) affect any other obligation of the Company under this Agreement.

    6.2   Conduct of Business by the Company.  Prior to the Effective Time,
          ----------------------------------
except as contemplated by any other provision of this Agreement, unless Newco has previously consented in writing thereto, the Company:

    (a) will, and will cause each of its Subsidiaries to, conduct its operations in the ordinary and normal course, consistent with past practice;

    (b) will use its reasonable best efforts, and will cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

    (c) will not amend its certificate of incorporation or by-laws or comparable governing instruments;

    (d) will, upon the occurrence of any event or change in circumstances as a result of which any representation or warranty of the Company contained in
Article 4 would be untrue or incorrect if such representation or warranty were made immediately following the occurrence of such event or change in circumstance, promptly (and in any event within two business days of an executive officer of the Company obtaining knowledge thereof) notify Newco thereof;

    (e) will promptly deliver to Newco true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

    (f) will not (i) except pursuant to the exercise of Company Equity Rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof, (ii) grant, confer or award any option, warrant, conversion right or other Company Equity Rights not existing on the date hereof to acquire any shares of its capital stock, (iii) grant, confer or award any bonuses or other forms of incentive compensation to any officer, director or employee, except for cash bonuses or incentives consistent with past practice or under any existing agreement, (iv) increase any compensation under any employment agreement with any of its present or future officers, directors or employees, except for normal increases for officers and employees consistent with past practice or the terms of such employment agreement, (v) grant any severance or termination pay to, or enter into any employment, severance or termination agreement with any officer, director or employee or amend any such agreement in any material respect, except for severance arrangements consistent with past practice with respect to officers and employees terminated by the Company, or (vi) adopt any new employee benefit plan or program (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan or program in any material respect;

    (g) will not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action;

    (h) will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) or to acquire any business or assets, except for (i) any purchase of inventory undertaken in the ordinary course of business, (ii) a sale of a portion or all of the approximately 16 acres of undeveloped land located in Bridgeport, New Jersey, or (iii) in the ordinary course of business and for an amount not exceeding $1,000,000 in the aggregate;

    (i) will not incur any material amount of indebtedness for borrowed money or make any loans, advances or capital contributions to, or investments (other than non-controlling investments in the ordinary course of business) in, any other person other than a wholly owned Subsidiary of the Company, or issue or sell any debt securities, other than borrowings under existing lines of credit in the ordinary course of business other than the senior credit facility being negotiated with Heller Business Credit, a division of Heller Financial, Inc. ("Heller"), in the aggregate principal amount of up to $35,000,000;

    (j) will not, except pursuant to and in accordance with the capital budget previously disclosed in writing to Newco, authorize, commit to or make capital expenditures;

    (k) will not mortgage or otherwise encumber or subject to any lien any properties or assets except for such of the foregoing as are in the ordinary course of business and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect;

    (l) will not enter into or agree to enter into any contract without the prior written consent of Newco unless such contract is entered into by the Company for (i) the sale of the Company's accounts receivable to Household Bank (Nevada), N.A. ("Household"), (ii) any purchase of inventory undertaken in the ordinary course of business, (iii) the sale of accounts receivable that are more than 180 days past due; or (iv) any other contract in the ordinary course of business and the total payments by the Company contemplated thereby do not exceed $1,000,000 and have a term of no longer than one year;

    (m) will maintain insurance consistent with past practices for its businesses and properties;

    (n) will not make any change in its accounting (including tax accounting) methods, principles or practices, except as may be required by generally accepted accounting principles and except, in the case of tax accounting methods, principles or practices, in the ordinary course of business of the Company or any of its Subsidiaries; and

    (o) will not take or agree in writing or otherwise to take any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

    6.3   Conduct of Business by Newco.  Prior to the Effective Time, except as
          ----------------------------
contemplated by any other provision of this Agreement, unless the Company has previously consented in writing thereto, Newco:

    (a) will not amend its certificate of incorporation or by-laws (other than by-law amendments which are not material to Newco or to the consummation of the transactions contemplated by this Agreement);

    (b) will, upon the occurrence of any event or change in circumstances as a result of which any representation or warranty of any of Newco contained in
Article 5 would be untrue or incorrect if such representation or warranty were made immediately following the occurrence of such event or change in circumstance, promptly (and in any event within two business days of an executive officer of Newco obtaining knowledge thereof) notify the Company thereof; and

    (c) will not take or agree in writing or otherwise to take any action which would make any of the representations or warranties of Newco contained in this Agreement untrue or incorrect or prevent Newco from performing or cause Newco not to perform its covenants hereunder.

    6.4   Meeting of Stockholders.  The Company will take all action necessary
          -----------------------
in accordance with applicable law and its certificate of incorporation and by-laws to convene a meeting of its stockholders (the "Stockholders' Meeting") as promptly as practicable after the date hereof to consider and vote upon the adoption of this Agreement and the approval of the Merger, the other transactions contemplated hereby and such other related matters as it deems appropriate. The Board of Directors of the Company will recommend such adoption and approval and the Company and the Board will each take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement; provided,
                                                                   --------
however, that the Board of Directors of the Company may withdraw, modify or
-------
change such recommendation if the Company receives an Alternative Proposal and the Board believes based upon consultation with its outside counsel and its financial advisor that a failure to do so would violate its fiduciary duties to the stockholders of the Company imposed by law.

    6.5   Filings, Other Action.  Subject to the terms and conditions herein
          ---------------------
provided, the parties will: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations, including the Proxy Statement and information required by Schedule 13E-3; and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the parties will take all such necessary action.

    6.6   Access to Information; Confidentiality.  From the date hereof to the
          --------------------------------------
Effective Time, the Company will (a) allow all designated officers, attorneys, accountants and other representatives of Newco reasonable access at all reasonable times upon reasonable notice to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of the Company and its Subsidiaries, as the case may be, (b) furnish to Newco, Newco's counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request, (c) instruct the employees, counsel and financial advisors of the Company to cooperate with the other in the other's investigation of the business of it and its Subsidiaries and (d) keep Newco fully apprised and informed of all significant developments with respect to the assets, business activities, financial condition, earnings and prospects of the Company and its Subsidiaries. Newco will be permitted to make extracts from or to make copies of such books and records as may be reasonably necessary. Newco shall keep such information confidential, subject to the requirements of any governmental or other authorities, except with respect to information that is ascertainable from public or published information or trade sources.

    6.7   Publicity.  The initial press release relating to the execution of
          ---------
this Agreement will be a joint press release and thereafter the Company and Newco will, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

    6.8   Further Action.  Each party hereto will, subject to the fulfillment at
          --------------
or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger.

    6.9   Expenses.  Except as provided in Article 8, whether or not the Merger
          --------
is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses except as expressly provided herein and except that the expenses incurred in connection with printing and mailing the Proxy Statement, will be shared equally by the Company and Newco.

    6.10  Insurance; Indemnity.  (a)  From and after the Effective Time, the
          --------------------
Surviving Corporation will indemnify, defend and hold harmless, to the fullest extent that the Company would be required under its certificate of incorporation, by-laws, indemnification agreements with its officers and directors (the "Indemnification Agreements") and applicable law, each person who is now or was during the past six months prior to the date hereof an officer or director of the Company (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), any Indemnified Party wishing to claim indemnification will promptly notify the Surviving Corporation thereof (provided that failure to so notify the Surviving Corporation will not affect the obligations of the Surviving Corporation to provide indemnification except to the extent that the Surviving Corporation shall have been prejudiced as a result of such failure). With respect to any Action for which indemnification is requested, the Surviving Corporation will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, the Surviving Corporation may assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party. After notice from the Surviving Corporation to the Indemnified Party of its election to assume the defense of an Action, the Surviving Corporation will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, other than as provided below. The Surviving Corporation will not settle any Actions without the consent of the Indemnified Party where such settlement includes an admission of civil or criminal liability on behalf of an officer or director or requires any payment to be made by the Indemnified Party. The Indemnified Party will have the right to employ counsel in any Action, but the fees and expenses of such counsel incurred after notice from the Surviving Corporation of its assumption of the defense thereof will be at the expense of the Indemnified Party, unless (i) the employment of counsel by the Indemnified Party has been authorized by the Surviving Corporation in writing, (ii) the Indemnified Party will have reasonably concluded upon the advice of counsel that there may be a conflict of interest between the Indemnified Party and the Surviving Corporation in the conduct of the defense of an Action, or (iii) the Surviving

Corporation shall not in fact have employed counsel to assume the defense of an Action, in each of which cases the reasonable fees and expenses of counsel selected by the Indemnified Party will be at the expense of the Surviving Corporation. Notwithstanding the foregoing, the Surviving Corporation will not be liable for any settlement effected without its written consent and the Surviving Corporation will not be obligated pursuant to this Section 6.10(a) to pay the fees and disbursements of more than one counsel (including local counsel) for all Indemnified Parties in any single Action, except to the extent two or more of such Indemnified Parties have conflicting interests in the outcome of such action. In the event of any conflict between the provisions of the Indemnification Agreements and this Section 6.10, the provisions of the Indemnification Agreements shall prevail.

    (b) For a period of four years after the Effective Time, the Surviving Corporation will maintain officers' and directors' liability insurance covering the Indemnified Parties who are currently covered, in their capacities as officers and directors, by the Company's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance; provided, however, that the
                                                  --------  -------
Surviving Corporation will not be required in order to maintain or procure such coverage to pay premiums on an annualized basis in excess of 200% of the current annual premium paid by the Company for its existing coverage (the "Cap") (which current annual premium the Company represents and warrants to be approximately $135,000); and provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, the Surviving Corporation will only be required to obtain as much coverage as can be obtained by paying premiums on an annualized basis equal to the Cap.

    (c) The provisions of this Section 6.10 will survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

    6.11  Employee Benefits.  Notwithstanding anything to the contrary contained
          -----------------
herein, from and after the Effective Time, the Surviving Corporation will have sole discretion over the hiring, promotion, retention and firing of employees of the Surviving Corporation. Notwithstanding the immediately preceding sentence, the Surviving Corporation will (i) satisfy all obligations of the Company or any of its Subsidiaries under any existing severance agreement between the Company or any of its Subsidiaries and any of their officers or employees and (ii) until the expiration of one year after the Effective Time, satisfy all obligations of the Company or any of its Subsidiaries under their current respective severance policies. The Surviving Corporation will provide for the benefit of employees of the Surviving Corporation who were employees of the Company immediately prior to the Effective Time "employee benefit plans" within the meaning of Section 3(3) of ERISA (a) until the expiration of one year after the Effective Time, that are, in the aggregate, substantially comparable to the "employee benefit plans" provided to such individuals by the Company or any Subsidiary on the date hereof, and (b) thereafter that are, at the election of the Surviving Corporation, either (i) in the aggregate, substantially comparable to the "employee benefit plans" provided to such individuals by the Company or any Subsidiary on the date hereof or (ii) in the aggregate, substantially comparable to the "employee benefit plans" provided to similarly situated employees of the Surviving Corporation or its Subsidiaries who were not employees of the Company or any Subsidiary immediately prior to the Effective Time; provided, however,
                                                           --------  -------
that notwithstanding the foregoing (A) nothing herein will be deemed to require the Surviving Corporation to modify the benefit formulas under any pension, profit sharing or savings plan of the Company or any Subsidiary in a manner that increases the aggregate expenses thereof as of the date hereof in order to comply with the requirements of ERISA or the Code, (B) employee stock ownership, stock bonus, stock option and similar equity-based plans, programs and arrangements of the Company or any of its Subsidiaries are not encompassed within the meaning of the term "employee benefit plans" hereunder, and (C) nothing herein will obligate the Surviving Corporation to continue any particular "employee benefit plan" for any period after the Effective Time.

    6.12  Conveyance Taxes.  The Company and Newco will cooperate in the
          ----------------
preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time and each party will pay any such tax or fee which becomes payable by it on or before the Effective Time.


                                 7.  CONDITIONS

    7.1   Conditions to Each Party's Obligation To Effect the Merger.  The
          ----------------------------------------------------------
respective obligations of each party to effect the Merger will be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law by the holders of the issued and outstanding shares of capital stock of the Company.

    (b) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable best efforts to have any such injunction lifted.

    (c) The Company shall have (i) consummated the sale of its accounts receivable to Household and (ii) executed definitive documentation in connection with the senior credit facility with Heller and shall have sufficient availability thereunder to consummate the Merger.

    (d) All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Entity required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, financial condition or results of operations of the Surviving Corporation following the Effective Time.

    7.2   Conditions to Obligation of Company To Effect the Merger.  The
          --------------------------------------------------------
obligation of the Company to effect the Merger will be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

    (a) (i) The representations and warranties of Newco contained in this Agreement shall have been true and correct in all material respects as of the date hereof and (ii) the representations and warranties of Newco contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects as of the Closing Date, except (A) for changes specifically permitted by this Agreement and (B) that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date.

    (b) Newco shall have performed or complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or prior to the Closing Date.

    (c) Newco shall have delivered to the Company a certificate, dated the date of the Closing, signed by the President or any Vice President of Newco, certifying as to the fulfillment of the conditions specified in Section 7.2(a) and (b).

    (d) Newco shall have obtained all material consents, waivers, approvals, authorizations or orders and made all filings required in connection with the authorization, execution and delivery of this Agreement by Newco and the consummation by each of the transactions contemplated hereby.

    7.3   Conditions to Obligation of Newco To Effect the Merger.  The
          ------------------------------------------------------
obligation of Newco to effect the Merger will be subject to the fulfillment at or prior to the Closing Date (or such other date as may be specified below) of the following additional conditions:

    (a) (i) The representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects as of the date hereof and (ii) the representations and warranties of the Company contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects as of the Closing Date, except (A) for changes specifically permitted by this Agreement and (B) that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date.

    (b) The Company shall have performed or complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or prior to the Closing Date, unless such failure to perform or comply is due to any act by, or omission of, any member of the Buyout Group.

    (c) The Company shall have delivered to Newco a certificate, dated the date of the Closing, signed by the President or any Vice President of the Company, certifying as to the fulfillment of the conditions specified in Section 7.3(a) and (b).

    (d) From the date of this Agreement through the Effective Time, there shall not have occurred any material adverse change in the business, properties, financial condition or results of operation of the Company or any of its Subsidiaries.

    (e) The Company shall have obtained all material consents, waivers, approvals, authorizations or orders and made all filings required in connection with the authorization, execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby.

    (f) The Company or the Board of Directors of the Company shall have taken any action needed to be taken to provide that options issued pursuant to the Company Stock Plan will be treated as provided in Section 3.1(f) hereof.


                                8.  TERMINATION

    8.1   Termination. Notwithstanding the provisions of Article 7, this
          -----------
Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or Newco:

    (a) by mutual written consent of the Company and Newco, or by mutual action of their respective Boards of Directors;

    (b) by either the Company or Newco if (i) any Governmental Entity shall have issued any injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or such injunction or other action shall have become final and nonappealable, or (ii) any required approval of the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof;

    (c) by either the Company or Newco, so long as such party has not breached its obligations hereunder, if the Merger shall not have been consummated on or before December 31, 1997; provided, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

    (d) by the Company if there has been a material breach of this Agreement on the part of Newco with respect to any of its covenants, representations or warranties contained herein and such breach has not been cured within 10 business days after written notice thereof from the Company;

    (e) by Newco if there has been a material breach of this Agreement on the part of the Company with respect to any of its covenants, representations or warranties contained herein and such breach has not been cured within 10 business days after written notice thereof from Newco;

    (f) by the Company as required to discharge the fiduciary obligations of its Board of Directors under applicable law as advised in writing by counsel and/or its financial advisor;

    (g) by Newco if the Board of Directors of the Company (i) shall have withdrawn or modified, in any manner which is adverse to Newco, its recommendation or approval of the Merger or this Agreement or shall have resolved to do so or (ii) shall have recommended to the stockholders of the Company any Alternative Proposal or any transaction described in the definition of Alternative Proposal, or shall have resolved to do so.

    8.2   Effect of Termination. (a) In the event of termination of this
          ---------------------
Agreement by either the Company or Newco as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Newco or the Company or their respective affiliates, officers, directors or stockholders except (i) with respect to this Section 8.2,
Section 8.3, 8.4 and Section 6.9 and except for the provisions of Sections 9.3, 9.4, 9.6, 9.8, 9.9, 9.12, and 9.13 and (ii) to the extent that such termination results from the willful breach by a party hereto of any of its representations or warranties, or of any of its covenants or agreements, in each case, as set forth in this Agreement.

    (b) If this Agreement is terminated pursuant to Sections 8.1(e) (due to any act by, or omission of, any member of the special committee), (f) or (g), and such termination was not due to any act by, or omission of, any member of the Buyout Group (not including the act of termination), then the Company shall pay (or reimburse) all fees, costs and expenses (including fees and expenses of accountants, attorneys and other advisors to Newco) incurred by or on behalf of Newco in connection with the Merger, this Agreement and the transactions contemplated thereby and hereby.

    (c) The parties agree that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fee due under Section 8.2(b), in addition to any amounts paid or payable pursuant to such section, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

    8.3   Extension; Waiver. At any time prior to the Effective Time, and
          -----------------
subject to applicable law, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

    8.4   Payment of Fees and Expenses.  In the event that this Agreement is
          ----------------------------
terminated by Newco because the Company has breached any of its representations or warranties hereunder and/or failed to fulfill or perform any of its covenants or agreements hereunder, and such breach or failure is due to any act by, or omission of, any member of the Buyout Group, then Newco shall pay (or reimburse) all fees, costs and expenses (including fees and expenses of accountants, attorneys and other advisors to the Company) incurred by the Company in connection with the Merger, this Agreement and the transactions contemplated thereby and hereby.

                             9.  GENERAL PROVISIONS

    9.1   Nonsurvival of Representations, Warranties and Agreements.  All
          ---------------------------------------------------------
representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement will be deemed to the extent expressly provided herein to be conditions to the Merger and will not survive the Merger, provided, however, that the agreements contained in Article 3,
            --------  -------
Section 6.9 and this Article 9 will survive the Merger and Sections 6.10, 6.11,
8.2 and 8.4 will survive termination.

    9.2   Notices.  Any notice required to be given hereunder will be sufficient
          -------
if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to Newco:                             If to the Company:

SFC Merger Company                       Seaman Furniture Company
c/o Resurgence Asset Management          300 Crossways Park Drive
1185 Avenue of the Americas - 18th Fl.   Woodbury, New York 11797
New York, New York 10036
Attention: James B. Rubin                Attention: Barry J. Alperin
Fax No.: 212/768-8078                    Fax No.: 516/682-1610

With copies to:                          With copies to:

Jones, Day, Reavis & Pogue               Shereff, Friedman, Hoffman
599 Lexington Avenue                     & Goodman, LLP
New York, New York  10022                919 Third Avenue
Attention: John J. Hyland, Esq.          New York, New York 10022
Fax No.: 212/755-7306                    Attention:  Charles I. Weissman, Esq.
                                         Fax No.: 212/758-9526

or to such other address as any party will specify by written notice so given, and such notice will be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

    9.3   Assignment; Binding Effect.  Neither this Agreement nor any of the
          --------------------------
rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of
Section 6.10 and 6.11, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    9.4   Entire Agreement.  This Agreement, the Exhibits, the Schedules and any
          ----------------
documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement will be binding upon any party hereto unless made in writing and signed by all parties hereto.

    9.5   Amendment.  This Agreement may be amended by the parties hereto at any
          ---------
time before or after approval of matters presented in connection with the Merger by the stockholders of the Company but after any such stockholder approval, no amendment will be made which by law requires the further approval of such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    9.6   Governing Law.  This Agreement will be governed by and construed in
          -------------
accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

    9.7   Counterparts.  This Agreement may be executed by the parties hereto in
          ------------
separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

    9.8   Headings.  Headings of the Articles and Sections of this Agreement are
          --------
for the convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

    9.9   Interpretation.  In this Agreement, unless the context otherwise
          --------------
requires, words describing the singular number will include the plural and vice versa, and words denoting any gender will include all genders and words denoting natural persons will include corporations and partnerships and vice versa.

    9.10  Waivers.  Except as provided in this Agreement, no action taken
          -------
pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder will not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

    9.11  Incorporation of Schedules.  The Schedules attached hereto and
          --------------------------
referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

    9.12  Severability.  Any term or provision of this Agreement which is
          ------------
invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

    9.13  Enforcement of Agreement.  The parties hereto agree that irreparable
          ------------------------
damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

    IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                SEAMAN FURNITURE COMPANY, INC.



                                By:   /s/ Steven H. Halper
                                      ---------------------
                                      Name: Steven H. Halper
                                      Title: Executive Vice President


                                SFC MERGER COMPANY



                                By:   /s/ Alan Rosenberg
                                      -------------------
                                      Name: Alan Rosenberg
                                      Title: President

                                                                       Exhibit A
                                                                       ---------


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         SEAMAN FURNITURE COMPANY, INC.



          The undersigned, being the President of Seaman Furniture Company, Inc., does hereby certify that this Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and that the date of filing the original certificate of incorporation with the Secretary of State of Delaware was June 3, 1985 and further certifies as follows:

                                   ARTICLE I

                                      NAME

          Section 1.1.  Name.  The name of the corporation is Seaman Furniture
                        ----
Company, Inc. (the "Company").

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

          Section 2.1.  Office and Agent.  The address of the Company's
                        ----------------
registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Company's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                               CORPORATE PURPOSE

          Section 3.1.  Purpose.  The purpose of the Company is to engage in any
                        -------
lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

                                CAPITALIZATION

          Section 4.1.  Authorized Capital Stock.  The Company is authorized to
                        ------------------------
issue two classes of capital stock, designated Class A Voting Common Stock and Class B Non-Voting Common Stock. The total number of shares of capital stock that the Company is authorized to issue is 10,000 shares, consisting of 5,000 shares of Class A Common Stock, par value $0.01 per share, and 5,000 shares of Class B Common Stock, par value $0.01 per share.

          Section 4.2.  Class A Common Stock. The holders of Class A Common
                        --------------------
Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

         Section 4.3. Class B Common Stock. The holders of Class B Common
                       --------------------
Stock will not be entitled to vote at any meeting.


                                   ARTICLE V

                             AMENDMENTS TO BY-LAWS

          Section 5.1.  Amendments to By-Laws.  Except as otherwise provided by
                        ---------------------
law or by the By-Laws or this Certificate of Incorporation, the By-Laws may be amended in any respect or repealed at any time, either (a) by the holders of a majority of the stock issued and outstanding and entitled to vote, or (b) at any meeting of the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders.


                                   ARTICLE VI

                            MEETINGS OF STOCKHOLDERS

          Section 6.1.  Elections of Directors.  Elections of directors need not
                        ----------------------
be by written ballot except and to the extent provided in the By-Laws of the Company.


                                  ARTICLE VII

                            LIABILITY OF A DIRECTOR

          Section 7.1.  Director Liability.  To the full extent permitted by the
                        ------------------
Delaware General Corporation Law or any other applicable laws currently or hereafter in effect, no Director of the Company will be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Company. Any repeal or modification of this Article VII will not adversely affect any right or protection of a Director of the Company existing prior to such repeal or modification.

                                 ARTICLE VIII

                                INDEMNIFICATION

          Section 8.1.  Indemnification.  Each person who is or was or had
                        ---------------
agreed to become a Director or officer of the Company, and each such person who is or was serving or who had agreed to serve at the request of the Board or an officer of the Company as an employee or agent of the Company or as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity, whether for profit or not for profit (including the heirs, executors, administrators, or estate of such person), will be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law or any other applicable law as currently or hereafter in effect and will be entitled to advancement of expenses in connection therewith. The right of indemnification and of advancement of expenses provided in this Article VIII (a) will not be exclusive of any other rights to which any person seeking indemnification or advancement of expenses may otherwise be entitled, including without limitation pursuant to any contract approved by a majority of the Whole Board (whether or not the Directors approving such contract are or are to be parties to such contract or similar contracts), and (b) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this Article VIII. Without limiting the generality or the effect of the foregoing, the Company may adopt By-Laws, or enter into one or more agreements with any person, which provide for indemnification and/or advancement of expenses greater or different than that provided in this Article VIII or the Delaware General Corporation Law. Any amendment or repeal of, or adoption of any provision inconsistent with, this
Article VIII will not adversely affect any right or protection existing hereunder, or arising out of the facts occurring, prior to such amendment, repeal, or adoption and no such amendment, repeal, or adoption will affect the legality, validity, or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal, or adoption.

          IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation and affirmed that the statements made herein are true under penalties of perjury this ______ day of _________, 1997.


                                                --------------------------------
                                                Alan Rosenberg
                                                President


-------------------------------
Robert Webber
Vice President

                                                                       Exhibit B
                                                                       ---------


================================================================================


                              AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                         SEAMAN FURNITURE COMPANY, INC.

                            AS OF ________ __, 1997

================================================================================

                               TABLE OF CONTENTS
                               =================

                                                              Page
                                                              ----

                                   ARTICLE I

                                    OFFICES

1.01  Registered Office......................................    1
1.02  Other Offices..........................................    1


                                   ARTICLE II

                            MEETING OF STOCKHOLDERS

2.01  Time and Place of Meetings...............................  1
2.02  Annual Meeting...........................................  1
2.03  Special Meetings.........................................  1
2.04  Notice of Meetings.......................................  2
2.05  Quorum...................................................  2
2.06  Voting...................................................  2
2.07  Stockholders' Consent in Lieu of Meeting.................  3


                                  ARTICLE III

                               BOARD OF DIRECTORS

3.01  Function.................................................  3
3.02  Number, Election, and Terms..............................  3
3.03  Vacancies and Newly Created Directorships................  3
3.04  Removal..................................................  4
3.05  Resignation..............................................  4
3.06  Regular Meetings.........................................  4
3.07  Special Meetings.........................................  4
3.08  Quorum...................................................  4
3.09  Written Action...........................................  4
3.10  Participation in Meetings by Telephone Conference........  5
3.11  Compensation.............................................  5
3.12  Rules....................................................  5

                                      (i)

                                  ARTICLE IV

                                    NOTICES
                                                              Page
                                                              ----
4.01  Generally................................................  5
4.02  Waivers..................................................  5


                                   ARTICLE V

                                   OFFICERS

5.01  Generally................................................  6
5.02  Compensation.............................................  6
5.03  Term of Office, Resignation and Removal..................  6
5.04  Authority and Duties.....................................  6


                                   ARTICLE VI

                                     STOCK

6.01  Certificates.............................................  7
6.02  Transfers................................................  7
6.03  Lost, Stolen, or Destroyed Certificates..................  7
6.04  Record Dates.............................................  7


                                  ARTICLE VII

                                INDEMNIFICATION

7.01  Damages and Expenses.....................................  8
7.02  Insurance, Contracts, and Funding........................  9


                                  ARTICLE VIII

                                    GENERAL

8.01  Fiscal Year..............................................  9
8.02  Seal.....................................................  9
8.03  Reliance upon Books, Reports, and Records................  9
8.04  Time Periods.............................................  9

                                     (ii)

                                                              Page
                                                              ----

8.05  Amendments............................................... 10
8.06  Certain Defined Terms.................................... 10


                                     (iii)

                              AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                         SEAMAN FURNITURE COMPANY, INC.


                                   ARTICLE I

                                    OFFICES


          SECTION 1.01.  Registered Office.  The registered office of Seaman
                         ------------------
Furniture Company, Inc. in the State of Delaware shall be at the principal office of The Corporation Trust Company in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

          SECTION 1.02.  Other Offices.  The Company may also have an office or
                         --------------
offices at any other place or places within or without the State of Delaware as the Board may from time to time determine or the business of the Company may from time to time require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

          SECTION 2.01.  Time and Place of Meetings.  All meetings of the
                         --------------------------
stockholders for the election of Directors or for any other purpose will be held at such time and place, within or without the State of Delaware, as may be designated by the Board or, in the absence of a designation by the Board, the President, or the Secretary, and stated in the notice of meeting. The Board may postpone and reschedule any previously scheduled annual or special meeting of the stockholders.

          SECTION 2.02.  Annual Meeting.  An annual meeting of the stockholders
                         --------------
will be held in the third week of September or on such other date and time as may be designated from time to time by the Board, at which meeting the stockholders will elect by a plurality vote the Directors to succeed those whose terms expire and will transact such other business as may properly be brought before the meeting.

          SECTION 2.03.  Special Meetings.  Special meetings of the stockholders
                         ----------------
may be called by the Board, and may be called by (a) the President, or (b) the Secretary within 10 calendar days after receipt of the written request of the holders of a majority of the stock issued and outstanding and entitled to vote. Any such request must be sent to the President or the Secretary and must state the purpose or purposes of the proposed meeting.

          SECTION 2.04.  Notice of Meetings.  Written notice of every meeting of
                         ------------------
the stockholders, stating the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more
                      --------  -------
than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

          SECTION 2.05.  Quorum.  Except as otherwise provided by law, the
                         ------
holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

          SECTION 2.06.  Voting.  Except as otherwise provided by law or by the
                         ------
Certificate of Incorporation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Company on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the Certificate of Incorporation or these By-Laws or unless the President or the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which has actually been voted will be the act of the stockholders, except in the election of Directors or when a different vote is required as otherwise provided in these By-Laws, the Certificate of Incorporation, or by law.

          SECTION 2.07.  Stockholders' Consent in Lieu of Meeting.  Any action
                         ----------------------------------------
required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of stockholders, and any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the recordholders of shares having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which the recordholders of all shares entitled to vote thereon were present and voted.

                                  ARTICLE III

                               BOARD OF DIRECTORS

          SECTION 3.01.  Function.  The business and affairs of the Company will
                         --------
be managed under the direction of its Board.

          SECTION 3.02.  Number, Election, and Terms.  (a) The Board shall
                         ---------------------------
consist of three or more members. The authorized number of Directors may be determined from time to time only by a vote of a majority of the Whole Board. The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.03 of this Article, and each Director elected shall hold office until his successor is elected and qualified, except as required by law.

      (b) Notwithstanding anything contained in the Certificate of Incorporation or these By-Laws to the contrary, the term of any Director who is also an officer of the Company will terminate automatically, without any further action on the part of the Board or such Director, upon the termination for any reason of such Director in his or her capacity as an officer of the Company.

          SECTION 3.03.  Vacancies and Newly Created Directorships.  Newly
                         -----------------------------------------
created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause which occur between annual meetings of the stockholders will be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, by a sole remaining Director or by the holders of a majority of the stock issued and outstanding and entitled to vote. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor is elected and qualified or such Director's earlier death, resignation, disqualification, or removal. No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.

          SECTION 3.04.  Removal.  Any Director may be removed from office with
                         -------
or without cause by the holders of a majority of the voting stock or by the affirmative vote of the Whole Board and only for cause.

          SECTION 3.05.  Resignation.  Any Director may resign at any time by
                         -----------
giving written notice of his or her resignation to the President or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

          SECTION 3.06.  Regular Meetings.  Regular meetings of the Board may be
                         ----------------
held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.

          SECTION 3.07.  Special Meetings.  Special meetings of the Board may be
                         ----------------
called by the President on one day's notice to each Director by whom such notice is not waived, given either personally or by mail, telephone, telegram, telex, facsimile, or similar medium of communication, and will be called by the President in like manner and on like notice on the written request of a majority of the total number of Directors then in office. Special meetings of the Board may be held at such time and place either within or without the State of Delaware as is determined by the Board or specified in the notice of any such meeting.

          SECTION 3.08.  Quorum.  At all meetings of the Board, a majority of
                         ------
the total number of Directors then in office will constitute a quorum for the transaction of business. Except for the designation of committees as hereinafter provided and except for actions required by these By-Laws or the Certificate of Incorporation to be taken by a majority of the Whole Board, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.

          SECTION 3.09.  Written Action.  Any action required or permitted to be
                         --------------
taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or Committee.

          SECTION 3.10.  Participation in Meetings by Telephone Conference.
                         -------------------------------------------------
Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of telephone conference or similar means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

          SECTION 3.11.  Compensation.  The Board may establish the compensation
                         ------------
for, and reimbursement of the expenses of, Directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by Directors to the Company or any of its majority-owned subsidiaries.

          SECTION 3.12.  Rules.  The Board may adopt rules and regulations for
                         -----
the conduct of meetings and the oversight of the management of the affairs of the Company.



                                   ARTICLE IV

                                    NOTICES

          SECTION 4.01.  Generally.  Except as otherwise provided by law, these
                         ---------
By-Laws, or the Certificate of Incorporation, whenever by law or under the provisions of the Certificate of Incorporation or these By-Laws, notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at the address of such Director or stockholder as it appears on the records of the Company, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail. Notice to Directors may also be given by telephone, telegram, telex, facsimile, or similar medium of communication or as otherwise may be permitted by these By-Laws.

          SECTION 4.02.  Waivers.  Whenever any notice is required to be given
                         -------
by law or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                   ARTICLE V

                                    OFFICERS

          SECTION 5.01.  Generally.  The officers of the Company will be elected
                         ---------
by the Board and will consist of a President (who, if the Board so specifies, may but will not be required to be also the Chief Executive Officer), a Secretary, and a Treasurer. The Board of Directors may also choose any or all of the following: one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, by specific action the Board may authorize the President to appoint any person to any office other than President, Secretary, or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer's powers or duties to any other officer or to any Director.

          SECTION 5.02.  Compensation.  The compensation of all officers and
                         ------------
agents of the Company who are also Directors of the Company will be fixed by the Board or by a committee of the Board. The Board may fix, or delegate the power to fix, the compensation to an officer of other officers and agents of the Company to an officer of the Company.

          SECTION 5.03.  Term of Office, Resignation and Removal.  The officers
                         ---------------------------------------
of the Company will hold office until their successors are elected and qualified or their earlier death, resignation or removal. Any officer may resign at any time by giving written notice of his or her resignation to the President or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Company may be filled by the Board or by the President as provided in By-Law 5.01.

          SECTION 5.04.  Authority and Duties.  Each of the officers of the
                         --------------------
Company will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.


                                   ARTICLE VI

                                     STOCK

          SECTION 6.01.  Certificates.  Certificates representing shares of
                         ------------
stock of the Company will be in such form as from time to time may be determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Company, and such certificate will exhibit the holder's name and the number of shares and will be signed by, or in the name of, the Company by the President and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Company. Any or all of the signatures and the seal of the Company, if any, upon such certificates
may be facsimiles, engraved, or printed.   Such certificates may be issued and
delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.

          SECTION 6.02.  Transfers.  Upon surrender to the Company or the
                         ---------
transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it will be the duty of the Company to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

          SECTION 6.03.  Lost, Stolen, or Destroyed Certificates.  The Secretary
                         ---------------------------------------
may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen, or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen, or destroyed certificate or certificates to give the Company a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Company with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of the new certificate.

          SECTION 6.04.  Record Dates.  (a) In order that the Company may
                         ------------
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 nor less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

      (b) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.


                                  ARTICLE VII

                                INDEMNIFICATION

          SECTION 7.01.  Damages and Expenses.  (a) Without limiting the
                         --------------------
generality or effect of Article VIII of the Certificate of Incorporation, the Company will to the fullest extent permitted by applicable law as then in effect indemnify any person (an "Indemnitee") who is or was involved in any manner (including without limitation as a party or a witness) or is threatened to be made so involved in any threatened, pending, or completed investigation, claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including without limitation any action, suit, or proceeding by or in the right of the Company to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was or had agreed to become a Director, officer, employee, or agent of the Company, or is or was serving at the request of the Board or an officer of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, or anything done or not by such person in any such capacity, against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification will be a contract right and will include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with such Proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by this By-Law 7.01 or otherwise.

      (b) The right of indemnification provided in this By-Law 7.01 will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, and will be applicable to Proceedings commenced or continuing after the adoption of this By-Law 7.01, whether arising from acts or omissions occurring before or after such adoption.

      (c) The indemnification and advancement of expenses provided by, or granted pursuant to, this By-Law 7.01 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

          SECTION 7.02.  Insurance, Contracts, and Funding.  The Company may
                         ---------------------------------
purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines, and amounts paid in settlement or incurred by any Indemnitee in connection with any Proceeding referred to in By-Law 7.01 or otherwise, to the fullest extent permitted by applicable law as then in effect. The Company may enter into contracts with any person entitled to indemnification under By-Law 7.01 or otherwise, and may create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in By-Law 7.01.


                                  ARTICLE VIII

                                    GENERAL

          SECTION 8.01.  Fiscal Year.  The fiscal year of the Company shall be
                         -----------
fixed from time to time by the Board.

          SECTION 8.02.  Seal.  The Board may adopt a corporate seal and use the
                         ----
same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          SECTION 8.03.  Reliance upon Books, Reports, and Records.  Each
                         -----------------------------------------
Director, each member of a committee designated by the Board, and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any of the Company's officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member, or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

          SECTION 8.04.  Time Periods.  In applying any provision of these By-
                         ------------
Laws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded, and the day of the event will be included.

          SECTION 8.05.  Amendments.  Except as otherwise provided by law or by
                         ----------
the Certificate of Incorporation or these By-Laws, these By-Laws may be amended in any respect or repealed at any time, either (a) by the holders of a majority of the stock issued and outstanding and entitled to vote, or (b) at any meeting of the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders.

          SECTION 8.06.  Certain Defined Terms.  Terms used herein with initial
                         ---------------------
capital letters that are not otherwise defined are used herein as defined in the Certificate of Incorporation.